================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                                 XL CAPITAL LTD
             (Exact name of registrant as specified in its charter)


         CAYMAN ISLANDS                                  98-0191089
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

              XL HOUSE, ONE BERMUDIANA ROAD, HAMILTON, BERMUDA HM11

              (Address of principal executive offices and zip code)

                            ------------------------

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered           Name of each exchange on which
                                                  each class is to be registered

      6.50% EQUITY SECURITY UNITS                  THE NEW YORK STOCK EXCHANGE

                            ------------------------

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

                            ------------------------

     Securities Act registration statement file number to which this form relates (if applicable): 333-101288

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)

================================================================================

ITEM 1:           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of XL Capital Ltd's (the "Company" or the "Registrant") securities to be registered is herein incorporated by reference to the information set forth under the captions "Description of the Equity Security Units" and "Description of the Senior Notes" in the Prospectus Supplement dated March 17, 2004 and under the captions "Description of XL Capital Ordinary Share Purchase Contracts and Ordinary Share Purchase Units," "Description of XL Capital Debt Securities" and "Description of XL Capital Ordinary Shares" in the accompanying Prospectus dated June 19, 2003, each as filed with the Securities and Exchange Commission (the "Commission") on March 19, 2004 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2:           EXHIBITS.

         The following exhibits are filed as a part of this registration statement:

      Exhibit No.   Description

          1.1 Underwriting Agreement, dated March 17, 2004, by and among the Registrant and Goldman, Sachs & Co. and the other underwriters named on Schedule I of the related Pricing Agreement, as Underwriters.

          1.2 Pricing Agreement, dated March 17, 2004, by and among the Registrant and Goldman, Sachs & Co. and the other underwriters named on Schedule I thereto, as Underwriters.

          4.1 Indenture, dated as of January 23, 2003, between the Registrant and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-3, filed by the Registrant with the Commission on January 23, 2003 (File No. 333-101288).

          4.2 Form of Supplemental Indenture, dated March , 2004, to the Indenture, dated January 23, 2003, between the Registrant and U.S. Bank National Association, as Trustee.

          4.3 Form of Purchase Contract Agreement, dated March , 2004, between the Registrant and U.S. Bank National Association, as Purchase Contract Agent.

          4.4 Form of Pledge Agreement, dated March , 2004, by and among the Registrant and U.S. Bank Trust National Association, as Collateral Agent, Custodial Agent and Securities Intermediary, and U.S. Bank National Association, as Purchase Contract Agent.

          4.5 Form of Remarketing Agreement to be entered into by and among the Registrant and U.S. Bank National Association, as Purchase Contract Agent, and, as Remarketing Agent.*

          4.6 Form of Equity Unit Certificate (included in Exhibit 4.3 hereto).

          4.7 Form of Stripped Unit Certificate (included in Exhibit 4.3 hereto).

          4.8       Form of Senior Note (included in Exhibit 4.2 hereto)


----------------------
(*) To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   March 19, 2004

                                 XL CAPITAL LTD
                                     (Registrant)


                                 By:     /s/ Jerry de St. Paer
                                       -----------------------------------------
                                       Name:    Jerry de St. Paer
                                       Title:   Executive Vice President and
                                                Chief Financial Officer